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                                                                 EXHIBIT 12 (b)


                          DORAL FINANCIAL CORPORATION
                      COMPUTATION OF RATIO OF EARNINGS TO
                FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS

                                                                                        YEAR ENDED DECEMBER 31,
                                                                      ------------------------------------------------------
                                                                         1999       1998        1997        1996      1995
                                                                      --------    --------    --------    -------    -------
INCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                        $ 76,613    $ 59,839    $ 37,797    $31,279    $22,060
  Plus:
     Fixed Charges (excluding capitalized interest)                    163,269     115,894      62,269     47,130     44,442
                                                                      --------    --------    --------    -------    -------

TOTAL EARNINGS                                                        $239,882    $175,733    $100,066    $78,409    $66,502
                                                                      ========    ========    ========    =======    =======

FIXED CHARGES:
     Interest expensed and capitalized                                $160,712    $114,396    $ 60,912    $45,857    $43,380
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                 2,286         544         526        586        372
     An estimate of the interest component within rental expense         1,474       1,080         831        687        690
                                                                      --------    --------    --------    -------    -------

TOTAL FIXED CHARGES BEFORE PREFERRED DIVIDENDS                         164,472     116,020      62,269     47,130     44,442
                                                                      --------    --------    --------    -------    -------

Preferred dividend requirements                                          5,139         676         130         14        187
Ratio of pre tax income to net income                                    1.133       1.133       1.161      1.156      1.127
                                                                      --------    --------    --------    -------    -------

PREFERRED DIVIDEND FACTOR                                                5,821         766         151         16        211
                                                                      --------    --------    --------    -------    -------

TOTAL FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS                 $170,293    $116,786    $ 62,420    $47,147    $44,653
                                                                      ========    ========    ========    =======    =======

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS      1.41        1.50        1.60       1.66       1.49
                                                                      ========    ========    ========    =======    =======




EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                        $ 76,613    $ 59,839    $ 37,797    $31,279    $22,060
  Plus:
     Fixed Charges (excluding capitalized interest)                    127,485      98,456      52,255     41,604     41,081
                                                                      --------    --------    --------    -------    -------

TOTAL EARNINGS                                                        $204,098    $158,295    $ 90,052    $72,883    $63,141
                                                                      ========    ========    ========    =======    =======

FIXED CHARGES:
     Interest expensed and capitalized                                $124,928    $ 96,916    $ 50,898    $40,331    $40,019
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                 2,286         544         526        586        372
     An estimate of the interest component within rental expense         1,474       1,080         831        687        690
                                                                      --------    --------    --------    -------    -------

TOTAL FIXED CHARGES BEFORE PREFERRED DIVIDENDS                         128,688      98,540      52,255     41,604     41,081
                                                                      --------    --------    --------    -------    -------

Preferred dividend requirements                                          5,139         676         130         14        187
Ratio of pre tax income to net income                                    1.133       1.133       1.161      1.156      1.127
                                                                      --------    --------    --------    -------    -------

PREFERRED DIVIDEND FACTOR                                                5,821         766         151         16        211
                                                                      --------    --------    --------    -------    -------

TOTAL FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS                 $134,509    $ 99,306    $ 52,406    $41,621    $41,292
                                                                      ========    ========    ========    =======    =======

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS      1.52        1.59        1.72       1.75       1.53
                                                                      ========    ========    ========    =======    =======
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